SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                December 20, 2006

                            BASELINE OIL & GAS CORP.
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             (Exact Name of Registrant as Specified in its Charter)

        Nevada                     333-116890                 30-0226902
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       State of                    Commission                IRS Employer
    Incorporation                  File Number               I.D. Number

                   20022 Creek Farm, San Antonio, Texas 78259
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                     Address of principal executive offices

                  Registrant's telephone number: (210) 481-5177


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement

      On December 20, 2006, Baseline Oil & Gas Corp., a Nevada corporation ("we" or the "Company"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") with Statex Petroleum I, L.P. and Charles W. Gleeson LP (collectively, the "Seller"). Reference is made to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein and the summary in this Form 8-K of such agreement is qualified in their entirety by reference thereto.

      Pursuant to the Purchase Agreement, at Closing (defined below), subject to the satisfaction of various terms and conditions, we shall purchase the following assets from Seller: (i) leasehold interests, royalty interests, net profit interests, productions payments, operating rights, and similar interest attributable to identified oil, gas and mineral leases, and the leasehold interest created thereby ("Properties"); (ii) all wells on the Properties or lands pooled, unitized or communitized therewith ("Wells") and all oil, gas, minerals or substances produced therefrom; (iii) all agreements relating to the Properties; (iv) surface and subsurface machinery and equipment, supplies, facilities or other personal property on or under the Properties that relate to production, treatment, storage, or transportation of hydrocarbons; and (v) all records relating to the foregoing (collectively, the "Assets"). If any Asset is damaged prior to Closing ("Casualty Loss"), Seller may repair or replace it; if any damaged Asset is not repaired, we will purchase it and the purchase price will be reduced accordingly.

      The closing of the purchase (the "Closing") is scheduled to occur on or before February 9, 2007, or such other date as we and Seller may determine (the "Closing Date"). Although transfer of ownership shall occur at Closing, it shall be effective as of December 1, 2006 (the "Effective Date"). Generally, Seller shall be entitled to amounts realized from and accruing to the Assets, and shall be liable for expenditures relating to the Assets, prior to the Effective Date, and we shall be entitled to and liable for the same on and after the Effective Date.

      The purchase price we agreed to pay for the Assets at Closing is $28,000,000 in cash, subject to certain adjustments set forth in the Purchase Agreement. In addition, we agreed to pay at Closing interest on the purchase price for each day from January 15, 2007, until the Closing Date (the "Interest Period") at an annual interest rate of one percent (1%) over the prime rate of JPMorgan Chase Bank, NA, as announced or published from time to time during the Interest Period. We also agreed to assume certain obligations, which were considered in the calculation of the cash purchase price. The assumed obligations include (but are not limited to) obligations occurring on or after the Effective Date related to ownership or operation of, and production allocable to, the Assets; obligations under all agreements existing on the Effective Date and affecting the Assets; obligations related to certain overproduction imbalances or imbalances owed by Seller under certain transportation agreements; and obligations related to plugging, abandonment, removal, disposal, site clearance and similar activities. We have also assumed all environmental obligations without regard to when the act, omission or event that gave rise to such obligations occurred.


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      Upon execution of the Purchase Agreement, we paid a $1,000,000 performance deposit to Seller ("Deposit"), which will be credited against the cash purchase price paid at Closing. However, if Seller terminates the Purchase Agreement prior to Closing due to our failure to perform certain pre-Closing conditions, Seller shall be entitled to retain the Deposit as liquidated damages. If the Closing does not occur for any other reason, the Deposit shall be returned to us.

      We intend to finance the cash portion of the purchase price through a combination of senior and subordinated secured debt, together with an issuance of common stock purchase warrants. The debt will be secured by all of our assets. There can be no assurances that we will be able to obtain sufficient capital to enable us to purchase the Assets. Barrie Damson, our Chairman and Chief Executive Officer, and Alan Gaines, our Vice Chairman, will cancel options owned by them, exercisable at $0.05 per share, equal to the amount of any equity or quasi-equity issued with respect to the financing of this transaction. Therefore, there will be no dilution to existing shareholders of Baseline.

      The Purchase Agreement provides for a due diligence period beginning on the date the Purchase Agreement is executed and ending January 26, 2007. As part of our due diligence, we shall continue to review title to the Wells for any title defects, and shall conduct inspections and tests for environmental defects. Seller has the option in the event of any such defect to cure or contest the defect or elect the appropriate adjustment to the purchase price at Closing; any such defect will be deemed waived by us if we have not duly notified Seller of the same during the due diligence period. Regarding environmental defects, other than the express remedies provided for in the Purchase Agreement, we are acquiring the Assets in "as is, where is" condition. As part of our due diligence, we may contact Highlander Environmental Corp. which Seller retained to conduct a "Phase I" environmental compliance audit, a copy of which has been provide to us. We have also commissioned a "Phase II" environmental compliance audit. Seller has agreed to indemnify us for, among other things, title and environmental defects and for Casualty Losses, but Seller shall not be liable therefor until the total claims exceed $1,250,000. If the sum of the value of title defects, the remediation amounts for environmental defects, and casualty losses to Assets prior to the Closing Date exceeds ten percent of the purchase price and Seller is unwilling or unable to cure, remedy or repair the same, we may terminate the Agreement and shall be entitled to a return of the Deposit.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

      Concurrently with the execution of the Purchase Agreement, we executed an employment agreement with Thomas Kaetzer (the "Employment Agreement") to serve as our President and Chief Operating Officer, and three stock option agreements with Mr. Kaetzer (each, a "Stock Option Agreement"). Copies of the Employment Agreement and the Stock Option Agreements are filed as Exhibits 10.2 and 10.3 -
10.5 hereto, respectively, and the summaries in this Form 8-K of such agreements are qualified in their entirety by reference thereto.

      Mr. Kaetzer is 47 years old, and has 25 years experience in the oil and gas industry. He began his career with Texaco Inc., where, from 1981 to 1995, he held various positions of increasing responsibility. Such positions provided him with a solid foundation in the evaluation, exploitation and management of oil and gas assets. He has both onshore and offshore experience in operations and


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production management, asset acquisition, asset rationalization, development, drilling and workovers in the continental U.S., Gulf of Mexico, North Sea, Colombia, Saudi Arabia, China and West Africa. In 1995, Mr. Kaetzer left Texaco and formed Southwest Texas Oil & Gas Co., which subsequently merged into GulfWest Energy Inc. in 1998. Mr. Kaetzer served as President/Chief Operating Officer of GulfWest from 1999 to 2004, and as Vice President of Operations for its successor, Crimson Exploration Inc., from 2005 to July 2006. Since August 2006, Mr. Kaetzer has worked as a consultant to several companies in the oil and gas industry. Mr. Kaetzer earned his B.S. from the University of Illinois in 1981 and his M.S. in petroleum engineering from Tulane University in 1988.

      The Employment Agreement provides that Mr. Kaetzer shall serve as the Company's new President and Chief Operating Officer effective as of December 5, 2006 and ending on December 30, 2008, unless earlier terminated or extended under the terms of such agreement. In consideration for such employment, the Company shall, among other things, pay Mr. Kaetzer an annual salary of $190,000 as well as various performance bonuses as provided for in the Employment Agreement. In addition, the Employment Agreement provides for the issuance to Mr. Kaetzer of three non-qualified stock options (the "Options") to purchase up to an aggregate of 2 million shares of the Company's common stock, and includes other customary terms.

      The Options are governed by the terms of the Stock Option Agreements, each dated as of December 20, 2006, the date of grant. One such agreement governs an Option to purchase up to 1 million shares at an exercise price equal to the closing sale price on the date preceding option grant date, while the other two govern Options to purchase up to 500,000 shares at $0.60 per share, and 500,000 shares at $1.00 per share, respectively. Otherwise, the terms of each Stock Option Agreement are materially the same as the terms of the other two Stock Option Agreements. Each Option is exercisable as to one third of the optioned shares on each of the grant date and the first and second anniversary dates thereafter, and each such agreement provides that if Mr. Kaetzer's employment is terminated by the Company for cause or by Mr. Kaetzer without good reason, unvested Options shall immediately be forfeited, and that if his employment is terminated by the Company without cause or voluntarily by Mr. Kaetzer with good reason, optioned shares that would have vested on the next vesting date will immediately vest and become exercisable in proportion to the number of months he was employed during the 12-month period following the immediately preceding vesting date.

Item 8.01 Other Events

      In connection with the contemplated Purchase, the Company has retained Libertas Partners, LLC as financial advisor to raise the capital necessary to consummate the Purchase.

      On November 14, 2006, we also entered into a one-year non-exclusive consulting agreement with Marshall Smith. Mr. Smith has significant experience and contacts in the oil and natural gas industries in the United States. In partial consideration for his services, the Company granted Mr. Smith an option


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to purchase up to 360,000 shares of our common stock at an exercise price equal to the closing sale price on the date preceding the grant. Such option will vest only upon consummation of the Purchase at Closing.

Item 9.01 Financial Statements and Exhibits

      (d)   Exhibit

      Exhibit           No. Description
      -------           ---------------
      10.1              Purchase and Sale Agreement, dated December 20, 2006, by
                        and among the Company, Statex Petroleum I, L.P. and
                        Charles W. Gleeson LP.

      10.2 Employment Agreement, dated December 5, 2006, by and between the Company and Thomas Kaetzer.

      10.3 Stock Option Agreement, dated December 20, 2006, by and between the Company and Thomas Kaetzer.

      10.4 Stock Option Agreement, dated December 20, 2006, by and between the Company and Thomas Kaetzer.

      10.5 Stock Option Agreement, dated December 20, 2006, by and between the Company and Thomas Kaetzer.

      99.1              Press Release dated December 21, 2006.

      99.2              Press Release dated December 21, 2006.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2006

                                                 BASELINE OIL & GAS CORP.


                                                 By: /s/ Barrie M. Damson
                                                     ---------------------------
                                                     Barrie M. Damson
                                                     Chairman & CEO


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                                  Exhibit Index

      Exhibit           No. Description
      -------           ---------------
      10.1              Purchase and Sale Agreement, dated December 20, 2006, by
                        and among the Company, Statex Petroleum I, L.P. and
                        Charles W. Gleeson LP.

      10.2 Employment Agreement, dated December 5, 2006, by and between the Company and Thomas Kaetzer.

      10.3 Stock Option Agreement, dated December 20, 2006, by and between the Company and Thomas Kaetzer.

      10.4 Stock Option Agreement, dated December 20, 2006, by and between the Company and Thomas Kaetzer.

      10.5 Stock Option Agreement, dated December 20, 2006, by and between the Company and Thomas Kaetzer.

      99.1              Press Release dated December 21, 2006.

      99.2              Press Release dated December 21, 2006.


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